Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the Third Quarter 2025 and Raises 2025 Guidance
Delivered ~21% worldwide revenue growth, ~5% adjusted EBITDA margin, and positive cash from operating activities in the quarter

Third Quarter 2025 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $48.7 million, representing growth of 20.6%
•U.S. revenue of $46.4 million, representing growth of 21.2%
•Gross margin of 79.8%, representing an improvement of 75 basis points
•Net loss of $4.6 million, representing an improvement of 30.6%
•Positive adjusted EBITDA of $2.3 million
•Positive cash from operating activities of $2.3 million
•$145.7 million in cash and equivalents
Recent Operational Highlights (any comparisons are to the prior year period)
•1,530 active U.S. physicians, representing growth of 27%
•$2.1 million in trailing 12-month average revenue per territory, representing an increase of 16%
•New Technology Add-on Payment (“NTAP”) of over $4,100 for procedures involving iFuse TORQ TNT effective October 1, 2025

SANTA CLARA, Calif. November 10, 2025 - SI-BONE, Inc. (Nasdaq: SIBN), a medical device company dedicated to solving sacropelvic disorders, today reported financial results for the quarter ended September 30, 2025.

“The robust procedure volume growth across all modalities and record increase in the number of physicians in the third quarter underscore the demand momentum for our differentiated platform,” said Laura Francis, Chief Executive Officer. “In addition to sustained topline growth, the continued expansion of our profitability and positive operating cash flow in the quarter demonstrate the strength and scalability of our asset-light business model. Looking beyond 2025, we are well-positioned to self-fund innovation, advance our deep pipeline of novel technologies that address unmet needs for our existing call points, and consistently deliver industry-leading profitable growth."

Third Quarter 2025 Financial Results
Worldwide revenue was $48.7 million in the third quarter 2025, a 20.6% increase from $40.3 million in the corresponding period in 2024. U.S. revenue for the third quarter 2025 was $46.4 million, a 21.2% increase from $38.3 million in the corresponding period in 2024. U.S revenue growth benefited from strong underlying procedure demand. International revenue for the third quarter 2025 was $2.3 million, a 10.2% increase from $2.1 million in the corresponding period in 2024. International revenue growth reflects the strong initial reception for TORQ, which launched in the quarter across various European markets.

Gross profit was $38.8 million in the third quarter 2025, an increase of 21.8% from $31.9 million in the corresponding period in 2024. Gross margin was 79.8% for the third quarter 2025, compared to 79.1% in the corresponding period in 2024, representing an improvement of 75 basis points.

Operating expenses increased 11.9% to $44.2 million in the third quarter 2025, as compared to $39.5 million in the corresponding period in 2024. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout as well as elevated general and administrative spend.

Operating loss improved by 29.5% to $5.4 million in the third quarter 2025, as compared to an operating loss of $7.6 million in the corresponding period in 2024.

Net loss improved by 30.6% to $4.6 million, or $0.11 per diluted share, in the third quarter 2025, as compared to a net loss of $6.6 million, or $0.16 per diluted share, in the corresponding period in 2024.

Adjusted EBITDA was positive $2.3 million in the third quarter 2025, improving from an adjusted EBITDA loss of $0.2 million in the corresponding period in 2024.

Cash and equivalents as of September 30, 2025 were $145.7 million, compared to $145.5 million as of June 30, 2025.

Fiscal 2025 Updated Financial Guidance
SI-BONE expects 2025 worldwide revenue to be in the range of $198 million to $200 million, implying year-over-year growth of ~18% to 20%. SI-BONE estimates full year 2025 gross margin to be ~79.5%.

Fiscal Year 2025 Guidance
	New (November 10, 2025)	Prior (August 4, 2025)
Revenue	$198M - $200M ~18-20% growth	$195M - $198M ~17%-18% growth
Gross Margin	~79.5%	78.5% to 79.0%
Operating Expenses	~10% growth at revenue midpoint	~10% growth at revenue midpoint
Adjusted EBITDA	Positive	Positive

Webcast Information
SI-BONE will host a conference call to discuss the third quarter 2025 financial results after market close on Monday, November 10, 2025 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/fnam2tia. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.

SI-BONE (NASDAQ: SIBN) is a global leader in developing unique technologies for surgical treatment of sacropelvic disorders. Since pioneering minimally invasive SI joint surgery in 2009, SI-BONE has supported over 4,900 physicians in performing a total of over 135,000 procedures. A unique body of clinical evidence supports the use of SI-BONE’s technologies, including four randomized controlled trials and over 180 peer reviewed publications. SI-BONE has leveraged its leadership in minimally invasive SI joint fusion to commercialize novel solutions for adjacent markets, including adult deformity, sacropelvic fixation and pelvic trauma.

For additional information on the company or the products including risks and benefits, please visit www.si-bone.com.

SI-BONE®, iFuse Implant System®, iFuse TORQ®, and iFuse TORQ TNT® are registered trademarks of SI-BONE, Inc. ©2025 SI-BONE, Inc. All Rights Reserved.

Forward-Looking Statements

The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s ability to introduce and commercialize new products and indications, SI-BONE’s ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness or deterioration in economic conditions as a result of tariffs and retaliation by U.S. trading partners on the ability and desire of patients to undergo elective procedures including those using SI-BONE’s products, the potential impact of a government shutdown on SI-BONE's ability to introduce and commercialize new products, SI-BONE’s ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE’s products. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in SI-BONE’s most recent filings on Form 10-K and Form 10-Q, and SI-BONE’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov), especially under the caption “Risk Factors.” SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures

SI-BONE uses adjusted EBITDA, a non-GAAP financial measures that excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. SI-BONE believes the presentation of adjusted EBITDA is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of adjusted EBITDA is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Adjusted EBITDA should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Because adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE’s reported results of operations, management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA may differ from similarly titled measures used by others.

Investor Contact
Saqib Iqbal
VP, FP&A, and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$48,656	$40,340	$144,576	$118,176
Cost of goods sold	9,810	8,437	29,228	24,832
Gross profit	38,846	31,903	115,348	93,344
Operating expenses:
Sales and marketing	29,956	27,448	91,418	85,805
Research and development	4,242	3,993	13,085	12,690
General and administrative	10,031	8,095	30,712	24,603
Total operating expenses	44,229	39,536	135,215	123,098
Loss from operations	(5,383)	(7,633)	(19,867)	(29,754)
Interest and other income (expense), net:
Interest income	1,515	1,936	4,627	6,064
Interest expense	(670)	(884)	(1,998)	(2,647)
Other income (expense)	(28)	6	(22)	(81)
Net loss	$(4,566)	$(6,575)	$(17,260)	$(26,418)

Net loss per share, basic and diluted	$(0.11)	$(0.16)	$(0.40)	$(0.64)

Weighted-average number of common shares used to compute basic and diluted net loss per share	43,188,524	41,717,505	42,775,206	41,324,614

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$26,487	$34,948
Short-term investments	119,257	115,094
Accounts receivable	26,534	27,459
Inventory	35,727	27,074
Prepaid expenses and other current assets	2,779	3,204
Total current assets	210,784	207,779
Property and equipment, net	21,928	20,374
Operating lease right-of-use assets	1,255	1,984
Other non-current assets	306	300
TOTAL ASSETS	$234,273	$230,437

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,724	$6,488
Accrued liabilities and other	17,587	19,492
Operating lease liabilities, current portion	1,131	1,152
Total current liabilities	26,442	27,132
Long-term borrowings	35,540	35,452
Operating lease liabilities, net of current portion	165	879
Other long-term liabilities	—	10
TOTAL LIABILITIES	62,147	63,473

STOCKHOLDERS’ EQUITY
Common stock	4	4
Additional paid-in capital	619,964	598,070
Accumulated other comprehensive income	772	244
Accumulated deficit	(448,614)	(431,354)
TOTAL STOCKHOLDERS’ EQUITY	172,126	166,964
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$234,273	$230,437

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net loss	$(4,566)	$(6,575)	$(17,260)	$(26,418)
Interest income	(1,515)	(1,936)	(4,627)	(6,064)
Interest expense	670	884	1,998	2,647
Depreciation and amortization	1,486	1,085	4,132	3,166
Stock-based compensation	6,226	6,306	19,547	19,733
Adjusted EBITDA	$2,301	$(236)	$3,790	$(6,936)